Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We hereby consent to the use in this Post-Effective Amendment No. 1 to Registration Statement on Form F-1 of our report dated May 3, 2021, relating to the consolidated financial statements of Versus Systems Inc., which is part of this Post-Effective Amendment No. 1 to Registration Statement on Form F-1.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

May 28, 2021